QUAD CITY BANK AND TRUST COMPANY
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT




THIS AGREEMENT is made this 28th day of June, 2000, by and between QUAD CITY BANK AND TRUST COMPANY, a state-chartered commercial bank located in Bettendorf, Iowa (the "Bank"), and MICHAEL A. BAUER (the "Executive").

                                  INTRODUCTION

To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide to the Executive a deferred compensation opportunity together with matching contributions by the Bank. The Bank will pay the Executive's benefits from the Bank's general assets.

                                    AGREEMENT

The Executive and the Bank agree as follows:

                                    Article 1

                                   Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1    "Anniversary Date" means June 30 of each year.

1.2    "Change of Control" means:

       a) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 33 percent or more of the combined voting power of the then outstanding voting securities of the Company; or

       b) The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered a member of the Board; or

       c) Approval by stockholders of the Company of (1) a merger or consolidation if the stockholders, immediately before such a merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.

            Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33 percent or more of the combined voting power of the then outstanding securities of the Company are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

1.3    "Code" means the Internal Revenue Code of 1986, as amended.

1.4    "Company" means Quad City Holdings, Inc.

1.5 "Compensation" means the total salary and bonus paid to the Executive during a Plan Year.

1.6 "Deferral Account" means the Bank's accounting of the Executive's accumulated Deferrals plus accrued interest.

1.7 "Deferrals" means the amount of the Executive's Compensation which the Executive elects to defer according to this Agreement.

1.8 "Disability" means, if the Executive is covered by a Bank sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, prevents the Executive from performing substantially all of the Executive's normal duties for the Bank. As a condition to any Disability benefits, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

1.9    "Effective Date" means June 28, 2000.

1.10   "Election Form" means the Form attached as Exhibit 1.

1.11 "Fiscal Year" means a twelve-month period commencing on July 1 of one year and ending June 30 of the following year.

1.12   "Normal Retirement Age" means the Executive's 65th birthday.

1.13 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.14   "Plan Year" means Fiscal Year.

1.15 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute.

                                    Article 2

                                Deferral Election

2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within thirty (30) days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Bank.

2.2    Election Changes

       2.2.1 Generally. Upon the Bank's approval, the Executive may modify the amount of Compensation to be deferred annually by filing a new Election Form with the Bank prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the Fiscal Year following the year in which the subsequent Election Form is received and approved by the Bank.

       2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Bank, may reduce future deferrals under this Agreement.

                                    Article 3

                                Deferral Account

3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

       3.1.1 One-Time Award. The Bank shall make a One-Time Award payment to the Executive in the amount of $35,000 (Thirty-Five Thousand Dollars). The payment shall be effective as of June 30, 2000. One full Plan Year of interest shall be credited on this amount pursuant to Section 3.1.4.

       3.1.2 Deferrals. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

       3.1.3 Matching Contribution. A matching contribution equal to (and credited to the Deferral Account at the same time as) the amounts credited to the Deferral Account under Section 3.1.2, subject to an annual maximum matching contribution of 100 percent of the Compensation deferred by the Executive, said matching contribution not to exceed $20,000 (Twenty Thousand Dollars) annually.

       3.1.4 Interest. On each Anniversary Date of this Agreement and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest is to be accrued on the account balance and compounded at an annual rate equal to the Wall Street Journal Prime Rate on the first business day of the Plan Year. This interest rate shall have a minimum or floor of 8 percent and shall not exceed 10 percent.

3.2 Statement of Accounts. The Bank shall provide to the Executive, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    Article 4

                                Lifetime Benefits

4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

       4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Normal Retirement Date.

       4.1.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Bank shall credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

4.2 Early Retirement Benefit. Upon Termination of Employment prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Bank shall pay to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

       4.2.1  Amount of  Benefit.  The  benefit  under this  Section  4.2 is the
              Deferral  Account  balance  at  the  Executive's   Termination  of
              Employment.

       4.2.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Bank shall credit interest pursuant to Section
              3.1.2 on the remaining account balance during any applicable installment period.

4.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

       4.3.1  Amount of  Benefit.  The  benefit  under this  Section  4.3 is the
              Deferral  Account  balance  at  the  Executive's   Termination  of
              Employment.

       4.3.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Bank shall credit interest pursuant to Section
              3.1.2 on the remaining account balance during any applicable installment period.

4.4 Change of Control Benefit. Upon a Change of Control, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

       4.4.1 Amount of Benefit. The benefit under this Section 4.4 shall be the greater of: (a) the Deferral Account balance at the Executive's Termination of Employment; or (b) $898,399 (Eight Hundred Ninety Eight Thousand Three Hundred and Ninety-Nine Dollars).

       4.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within 60 days following the Executive's Termination of Employment.

       4.4.3 Obligation to Fund. Notwithstanding any provision to the contrary contained herein, no later than the date of a Change of Control, the Bank shall fund a "Rabbi Trust" (as such term is described in Revenue Procedure 92-64) in the amount of the payment required under Section 4.4.2, with the trustee of such trust being designated by the Board in its sole and absolute discretion.

4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Bank shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    Article 5

                                 Death Benefits

5.1 Death During Active Service. If the Executive dies while in the employment of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

       5.1.1 Amount of Benefit. The benefit under Section 5.1 is the greater of: (a) the Deferral Account balance; or (b) $898,399 (Eight Hundred Ninety Eight Thousand Three Hundred and Ninety-Nine Dollars).

       5.1.2 Payment of Benefit. The Bank shall pay the benefit to the beneficiary in the manner elected by the Executive on the attached Beneficiary Designation form, or as such form may have been amended by the Executive prior to his death. In the event that the death benefit hereunder is paid in installments, the Bank shall credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

5.2 Death During Payment of a Lifetime Benefit. If the Executive dies after any Lifetime Benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

5.3 Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences. If the Executive is entitled to a Lifetime Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the Lifetime Benefit to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    Article 6

                                  Beneficiaries

6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 7

                               General Limitations

7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement that is attributable to the Bank match credited under Section 3.1.2 of this Agreement and the interest earned on the Deferral Account if the Bank terminates the Executive's employment for:

       (a) A material violation by the Executive of any applicable material law or regulation respecting the business of the Bank;

       (b) The Executive being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of the Bank, or which disqualifies the Executive from serving as an officer or director of the Bank or the Company; or

       (c) The willful or negligent failure of the Executive to perform his duties for the Bank or the Company in any material respect.

7.2 Suicide or Misstatement. The Bank shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

7.3 Excess Parachute Payment. If it is determined, in the opinion of the Bank's independent accountants, in consultation, if necessary, with the Bank's independent legal counsel, that any amount paid under this Agreement due to a Change of Control, either separately or in conjunction with any other payments, benefits and entitlements received by the Executive in respect of a Change of Control under any other plan or agreement under which the Executive participates or to which he is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Code, and thereby be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then in such event the Bank shall pay to the Executive a "grossing-up" amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such grossing-up amount. If, at a later date, the Internal Revenue Service assesses a deficiency against the Executive for the Excise Tax which is greater than that which was determined at the time such amounts were paid, then the Bank shall pay to the Executive the amount of such unreimbursed Excise Tax plus any interest, penalties and reasonable professional fees or expenses incurred by the Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of the payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Bank shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld with respect to the amount paid hereunder. Computations of the amount of any grossing-up supplemental compensation paid under this subparagraph shall be conclusively made by the Bank's independent accountants, in consultation, if necessary, with the Bank's independent legal counsel. If, after the Executive receives any gross-up payments or other amount pursuant to this Section 7.3, the Executive receives any refund with respect to the Excise Tax, the Executive shall promptly pay the Bank the amount of such refund within ten (10) days of receipt by the Executive.

                                    Article 8

                          Claims and Review Procedures

8.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

8.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                    Article 9

                           Amendments and Termination

         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

       Notwithstanding the previous paragraph, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this section without payment to the Executive of the Deferral Account balance attributable to the Executive's Deferrals and interest credited on such amounts.

                                   Article 10

                                  Miscellaneous

10.1   Binding Effect. This Agreement shall bind the Executive and the Bank, and
       their   beneficiaries,    survivors,   executors,    administrators   and
       transferees.

10.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the shareholders' rights to replace the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Iowa, except to the extent preempted by the laws of the United States of America.

10.6 Unfunded Arrangement. The Executive and the Executive's beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and the Executive's beneficiary have no preferred or secured claim.

10.7 Reorganization. The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.

10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

10.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

       (a)  Interpreting the provisions of the Agreement;

       (b)  Establishing   and  revising  the  method  of  accounting   for  the
            Agreement;

       (c)  Maintaining a record of benefit payments; and

       (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

10.10 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

       IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement.

                        BANK:

                        QUAD CITY BANK AND TRUST COMPANY

                        By:
                        Title:



                        EXECUTIVE:

                        /s/ Michael A. Bauer
                        -------------------------------------
                        Michael A. Bauer

                                    EXHIBIT 1

                                       TO

                        QUAD CITY BANK AND TRUST COMPANY

                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                                Deferral Election

I elect to defer my Compensation received under the Executive Deferred Compensation Agreement with the Bank, as follows:


               Amount of Deferral                              Duration
--------------------------------------------------------------------------------

[Initial and Complete one]                        [Initial One]

         I elect to defer ____% of my                      One Year only
-----    Compensation.                            -----
                                                           For ______ [Insert
         I elect to defer $______ of all          -----    Number] Years
-----    Compensation.
                                                           Until ___________,
                                                  -----
         I elect not to defer any of my                    ------------- (date)
-----    Compensation.

------------------------------------------------- ------------------------------

Upon the Bank's approval, I understand that I may change the amount and duration of my deferrals by filing a new election form with the Bank; provided, however, that any subsequent election will not be effective until the Fiscal Year following the year in which the new election is received by the Bank.

Signature
           -----------------------------------------

Date
           -----------------------------------------


Accepted by the Bank this _____ day of ______________, 2000.

By
           ------------------------------------------

Title
           ------------------------------------------

                             Beneficiary Designation

                        QUAD CITY BANK AND TRUST COMPANY

                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I designate the following as beneficiary of benefits under the Executive Deferred Compensation Agreement payable following my death:

Primary:



Contingent:



Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.


I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

FORM OF PRE-RETIREMENT DEATH BENEFIT, Article 5, Section 5.1.2

I elect to have my beneficiary receive benefits under the Agreement in the following form: [Initial One]

            Lump Sum                  Equal monthly installments for 180 months
-----------             --------------

Signature
            ------------------------------------------

Date
            ------------------------------------------


Accepted by the Bank this ____ day of ___________, 2000.

By
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Title
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